Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-215748

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 7, 2017)

Diana Containerships Inc.
3,000 Series B-1 Convertible Preferred Shares
and Common Shares underlying such Series B-1 Convertible Preferred Shares

Warrants to Purchase 6,500 Series B-1 Convertible Preferred Shares
and 6,500 Series B-1 Convertible Preferred Shares underlying such Warrants and Common Shares underlying such Series B-1 Convertible Preferred Shares

We are offering the following securities:
•
3,000 of our Series B-1 Convertible Preferred Shares, par value $0.01 per share, and shares of our common stock, par value $0.01 per share, or the "common shares," underlying such Series B-1 Convertible Preferred Shares; and

•
Warrants to purchase 6,500 of our Series B-1 Convertible Preferred Shares, or the "Series B-1 Preferred Warrants," 6,500 of our Series B-1 Convertible Preferred Shares underlying such warrants, and our common shares underlying such Series B-1 Convertible Preferred Shares.

We refer to the Series B-1 Convertible Preferred Shares and the Series B-1 Preferred Warrants being offered by this prospectus supplement as the "offered securities."  The offered securities are being issued and sold pursuant to the Securities Purchase Agreement dated March 21, 2017, or the "Securities Purchase Agreement," by and between us and the institutional investor identified therein, or the "Investor."
The Series B-1 Convertible Preferred Shares are convertible at the option of the holder into common shares at a fixed conversion price of $7.00 per common share, subject to certain adjustments, and provided that on the date of conversion the trading volume of our common shares on The Nasdaq Global Select Market is not less than 15,000,000 shares. Alternatively, at the option of the holder, the Series B-1 Convertible Preferred Shares may be converted at a price equal to the higher of (i) 92.25% of the lowest volume-weighted average price of the common shares on any trading day during the five consecutive trading day period ending and including the trading day immediately prior to the date of the applicable conversion date, and (ii) $0.50. For a more detailed description of the terms of the Series B-1 Convertible Preferred Shares, see "Description of Series B-1 Convertible Preferred Shares" beginning on page S-16.  The Series B-1 Preferred Warrants will be exercisable immediately at an exercise price of $1,000 per Series B-1 Convertible Preferred Share, and shall expire two years after the date of issuance of such warrants.
Our common shares are listed on The Nasdaq Global Select Market under the symbol "DCIX." On March 20, 2017, the last reported sale price of our common stock was $2.49 per share. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve-calendar-month period that ends on and includes the date of this prospectus supplement.  The aggregate market value of our common shares held by non-affiliates pursuant to General Instruction I.B.5 of Form F-3 is $28,695,633.48, which was calculated based on 8,856,677 of our common shares outstanding and held by non-affiliates as of the date of this prospectus supplement and a price of $3.24 per share, the closing price of our common shares on January 20, 2017. As a result, we are currently eligible to offer and sell up to an aggregate of $9,565,211.16 of securities pursuant to General Instruction I.B.5 of Form F-3.

The Series B-1 Convertible Preferred Shares and Series B-1 Preferred Warrants will not be listed on any national securities exchange. There is no established public trading market for the Series B-1 Convertible Preferred Shares or Series B-1 Preferred Warrants, and we do not expect a market to develop.
Our common shares include preferred stock purchase rights, as described in the section of this prospectus supplement entitled "Description of Capital Stock—Preferred Stock Purchase Rights." We will receive an aggregate of $3.0 million, before expenses, from the sale of the 3,000 Series B-1 Convertible Preferred Shares, and we may further receive up to an aggregate of $6.5 million, before expenses, if all of the Series B-1 Preferred Warrants are exercised.
________________
Investing in our securities involves significant risks. See "Risk Factors" beginning on page S-6.
________________
Neither the U.S. Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
We expect that the Series B-1 Convertible Preferred Shares initially offered hereby will be issued to the Investor in book-entry form on or about March 24, 2017 and the Series B-1 Preferred Warrants will be delivered to the Investor on or about March 24, 2017.
The date of this prospectus supplement is March 21, 2017

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-iii
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES	S-iv
SUMMARY	S-1
RISK FACTORS	S-6
USE OF PROCEEDS	S-7
RATIO OF EARNINGS TO FIXED CHARGES	S-8
PRICE RANGE OF COMMON STOCK	S-9
CAPITALIZATION	S-10
DESCRIPTION OF CAPITAL STOCK	S-11
DESCRIPTION OF SERIES B-1 CONVERTIBLE PREFERRED SHARES	S-16
DESCRIPTION OF SERIES B-1 PREFERRED WARRANTS	S-18
PLAN OF DISTRIBUTION	S-19
EXPENSES	S-20
LEGAL MATTERS	S-20
EXPERTS	S-20
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-20

PROSPECTUS
PROSPECTUS SUMMARY	1
RISK FACTORS	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	5
RATIO OF EARNINGS TO FIXED CHARGES	6
USE OF PROCEEDS	7
CAPITALIZATION	8
PRICE RANGE OF COMMON STOCK	9
PLAN OF DISTRIBUTION	10
DESCRIPTION OF CAPITAL STOCK	11
DESCRIPTION OF DEBT SECURITIES	16
DESCRIPTION OF WARRANTS	22
DESCRIPTION OF PURCHASE CONTRACTS	23
DESCRIPTION OF RIGHTS	24
DESCRIPTION OF UNITS	25
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES	26
EXPENSES	27
LEGAL MATTERS	27
EXPERTS	27
WHERE YOU CAN FIND ADDITIONAL INFORMATION	27

s-i

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Commission utilizing a "shelf" registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying base prospectus, gives more general information and disclosure about our securities that we may offer from time to time, some of which does not apply to this offering of the offered securities. When we refer to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us and the offered securities being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, "Where You Can Find Additional Information" in this prospectus supplement and the accompanying prospectus before investing in the offered securities.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell the offered securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference into the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus or any sale of the offered securities.
Unless otherwise indicated, all references to "$" and "dollars" in this prospectus supplement are to United States dollars, and financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. We have a fiscal year end of December 31.
s-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this document may constitute forward-looking statements.  The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation.  This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance.  The words "believe", "anticipate", "intend", "estimate", "forecast", "project", "plan", "potential", "may", "should", "expect", "pending" and similar expressions identify forward-looking statements.
The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management's examination of historical operating trends, data contained in our records and other data available from third parties.  Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
In addition to these important factors and matters discussed elsewhere in this prospectus supplement and the accompanying base prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, other important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for containership capacity, changes in our operating expenses, including bunker prices, drydocking and insurance costs, the market for our vessels, availability of financing and refinancing, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessel breakdowns and instances of off-hires and other factors.  We caution readers of this prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We undertake no obligation to update or revise any forward-looking statements.  These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.

.
s-iii

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
We are a Marshall Islands company and our principal executive office is located outside the United States in Greece. A majority of our directors, officers and the experts named in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.
Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

s-iv

SUMMARY
This summary highlights information that appears elsewhere in this prospectus supplement or in the documents incorporated by reference herein and is qualified in its entirety by the more detailed information and financial statements that appear later or in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus supplement, including the section entitled "Risk Factors" and the more detailed information that is included herein and in the documents incorporated by reference herein.
Unless the context otherwise requires, when used in this prospectus supplement, the terms "the Company," "we," "our" and "us" refer to Diana Containerships Inc. and, where applicable, its consolidated subsidiaries. "Diana Containerships Inc." refers only to Diana Containerships Inc. and not its consolidated subsidiaries. Unless otherwise indicated, all references to "dollars" and "$" in this prospectus supplement are to, and amounts presented in, United States dollars, and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with U.S. GAAP.
We use the term "TEU" in describing the size of containerships. TEU is a standard measure of a containership's cargo-carrying capacity used in the container shipping sector and refers to the space that would be occupied by a container having the International Organization for Standardization's standard external dimensions, the length of which is 20 feet, the height of which is 8.5 feet and the width of which is 8.0 feet.
Our Company
We are a corporation formed under the laws of the Republic of the Marshall Islands on January 7, 2010. We were founded to own containerships and pursue containership acquisition opportunities. Our fleet currently consists of six panamax and six post-panamax containerships with a combined carrying capacity of 61,517 TEU and a weighted average age of 10.8 years.
Set forth below is summary information concerning our fleet as of March 21, 2017.
Vessel	Sister Ships*	Gross Rate (USD Per Day)	Com**	Charterers	Delivery Date to Charterers***	Redelivery Date to Owners****	Notes
a

6 Panamax Container Vessels
SAGITTA	A	$5,850	3.50%	CMA CGM	27-Jan-16	24-Jan-17
		$5,775	3.50%		24-Jan-17	31-Mar-17 - 24-May-17	1,2
2010 3,426
CENTAURUS	A	$5,500	3.50%	CMA CGM	22-Nov-16	30-Mar-17 - 22-Aug-17	2,3
2010 3,426
NEW JERSEY		-	-	-	-	- - -	4
(ex YM New Jersey)
2006 4,923
PAMINA		-	-	-	-	- - -	5
(ex Santa Pamina)
2005 5,042
DOMINGO	B	$6,150	3.50%	CMA CGM	11-Apr-16	18-Jan-17
(ex Cap Domingo)
		$6,000	5.00%	Nile Dutch Africa Line B.V.	28-Feb-17	25-Apr-17 - 28-Dec-17	6
2001 3,739
DOUKATO	B	$6,250	3.75%	Rudolf A. Oetker KG	23-Jan-16	16-Feb-17	7,8
(ex Cap Doukato)
		-	-	VASI Shipping Pte. Ltd.	17-Feb-17	6-Apr-17 - 13-Apr-17	9,10
2002 3,739

6 Post - Panamax Container Vessels
PUELO	C	$6,500	3.75%	MSC-Mediterranean Shipping Co. S.A., Geneva	17-May-16	17-Apr-17 - 17-Jun-17
2006 6,541
PUCON	C	$10,750	3.75%	Orient Overseas Container Line Ltd.	27-Apr-17	27-Apr-18 - 26-Jun-18	11,12
2006 6,541
MARCH	D	$6,075	5.00%	SeaGo Line A/S	3-Jul-16	7-Feb-17	13
(ex YM March)
		$6,850	1.25%	Hapag-Lloyd AG	15-Feb-17	25-Nov-17 - 25-Apr-18	14
2004 5,576
GREAT	D	$7,300	3.75%	Orient Overseas Container Line Ltd.	8-Apr-17	8-Jan-18 - 8-Apr-18	12,15
(ex YM Great)
2004 5,576
HAMBURG	E	$6,700	3.50%	CMA CGM	9-Jan-17	30-Mar-17 - 9-Dec-17	2
2009 6,494
ROTTERDAM	E	$6,200	5.00%	Maersk Line A/S	27-Apr-16	26-Feb-17	16
		$6,890	3.50%	CMA CGM	7-Mar-17	7-Nov-17 - 7-Feb-18
2008 6,494

* Each container vessel is a "sister ship", or closely similar, to other container vessels that have the same letter.
** Total commission paid to third parties.
*** In case of newly acquired vessel with time charter attached, this date refers to the expected/actual date of delivery of the vessel to the Company.
**** Range of redelivery dates, with the actual date of redelivery being at the Charterers' option, but subject to the terms, conditions, and exceptions of the particular charterparty.
1  In January 2017, the Company agreed to extend as from January 24, 2017 the previous charter party with CMA CGM for a period of minimum 2 months to maximum 4 months at a gross charter rate of US$5,775 per day.

2 Based on latest information.
3 Vessel on unscheduled maintenance from September 19, 2016 to November 16, 2016.
4 As of October 11, 2016, vessel has been placed on lay-up, in Malaysia.
5 As of October 10, 2016, vessel has been placed on lay-up, in Malaysia.
6 The Company has the option to withdraw the vessel any time after the completion of the first 6 months charter period against a 60 day Notice of Withdrawal from service to be tendered from Owners  earliest 4 months after delivery.

7 In January 2016, the Company agreed to extend as from January 23, 2016 the previous charter party with Rudolf A. Oetker KG for a period of minimum 3 months to maximum 12 months at a gross charter rate of US$6,250 per day.

8 As per addendum dated November 14, 2016, owners and charterers mutually agreed to extend the maximum redelivery date from January 23, 2017 to February 25, 2017.
9 Redelivery dates based on an estimated time charter trip duration of about 48-55 days.
10 Repositioning trip. Charterers to supply 1600 mts IFO 380 cst and 85 mts MGO for SECA areas fuel at the time of delivery. This will be the maximum required quantity on charterers' account for the trip from UK / Continent upto redelivery China. In case that vessel will burn less quantities than the supplied ones then Company to refund charterers with the difference between the supplied and the actual consumed quantity. After 54 days, charterers will pay US$5,500 per day until redelivery of the vessel. Total commission paid to third parties US$5,000.

11 As of July 27, 2016, vessel has been placed on lay-up, in Malaysia.
12 Estimated delivery date to the charterers.
13 The charter rate commenced 10 days after the delivery of the vessel to the charterers.
14 Charterers will pay US$1 per day for the first 15 days of the charter period.
15 As of September 27, 2016, vessel has been placed on lay-up, in Malaysia.
16 In March 2016, the Company agreed to extend as from April 27, 2016 (00:01) the previous charter party with Maersk Line A/S for a period of minimum 6 months to about 13 months at a gross charter rate of US$6,200 per day.

Recent Developments
Concurrently with this offering of the offered securities, we are offering warrants to purchase 140,500 of our Series B-2 Convertible Preferred Shares in a private placement, in reliance on Regulation S under the Securities Act of 1933, as amended.  We refer to these warrants as the Series B-2 Preferred Warrants.  The Series B-2 Preferred Warrants are being issued and sold pursuant to the Securities Purchase Agreement.  Upon completion of the private placement, we intend to register for issuance or resale the Series B-2 Convertible Preferred Shares underlying the Series B-2 Preferred Warrants, pursuant to the terms of a Registration Rights Agreement entered into with the institutional investor identified therein.
Corporate Information
Diana Containerships Inc. is a corporation incorporated under the laws of the Republic of the Marshall Islands on January 7, 2010. Each of our vessels is owned by a separate wholly-owned subsidiary. We maintain our principal executive offices at Pendelis 18, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at that address is +30-216-600-2400. Our agent and authorized representative in the United States is our wholly-owned subsidiary, Container Carriers (USA) LLC, established in July 2014, in the State of Delaware, which is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. Our website is www.dcontainerships.com. The information on our website shall not be deemed a part of this prospectus supplement.

The Offering
Offered Securities
3,000 of our Series B-1 Convertible Preferred Shares, par value $0.01 per share, and our common shares underlying such Series B-1 Convertible Preferred Shares; and Series B-1 Preferred Warrants to purchase 6,500 of our Series B-1 Convertible Preferred Shares 6,500 of our Series B-1 Convertible Preferred Shares underlying such warrants, and our common shares underlying such Series B-1 Convertible Preferred Shares.

Preferred Stock Purchase Rights	Our common shares include preferred stock purchase rights, as described in the section of this prospectus supplement entitled "Description of Capital Stock—Preferred Stock Purchase Rights."
Offering Price	The offered securities will be sold for an aggregate price of $9.5 million.
Manner of Offering	The offered securities will be issued directly to the Investor under the Securities Purchase Agreement.
Use of Proceeds
We estimate that the net proceeds from the sale of the 3,000 Series B-1 Convertible Preferred Shares, after deducting fees and expenses payable to the Investor and other expenses related to the offering, will be approximately $2.8 million.  We may further receive up to an aggregate of $6.5 million if all of the Series B-1 Preferred Warrants are exercised.

We intend to use the net proceeds from the sale of the offered securities for general corporate purposes and/or to repay indebtedness under one or more of its existing credit facilities, although we have no present agreements to do so.

See "Use of Proceeds" on page S-7 below.

Market for Our Common Stock	Our common shares are listed on The Nasdaq Global Select Market under the symbol "DCIX." On March 20, 2017, the last reported sale price of our common stock was $2.49 per share.
Market for the Other Offered Securities
The Series B-1 Convertible Preferred Shares and Series B-1 Preferred Warrants will not be listed on any national securities exchange. There is no established public trading market for the Series B-1 Convertible Preferred Shares or Series B-1 Preferred Warrants, and we do not expect a market to develop.

Risk Factors
Investing in our securities involves risks. You should carefully consider the risks discussed under the caption "Risk Factors" in this prospectus supplement and in the accompanying prospectus, and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2016, filed with the Commission on February 16, 2017, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and under the caption "Risk Factors" or any similar caption in the documents that we subsequently file with the Commission, that are incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that you may be provided in connection with this offering.

Series B-1 Convertible Preferred Shares
The following is a brief summary of certain key terms of the Series B-1 Convertible Preferred Shares. Please see "Description of Series B-1 Convertible Preferred Shares" on page S-16 below.
Rank
The Series B-1 Convertible Preferred Shares, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank pari passu with the Series B-2 Convertible Preferred Shares and senior with respect to all other shares of capital stock of the Company.

Dividends
Holders of the Series B-1 Convertible Preferred Shares will be entitled to receive dividends, if and when declared by our Board of Directors, from time to time, in its sole discretion and in accordance with the requirements of Marshall Islands law.

Conversion Rights
The Series B-1 Convertible Preferred Shares are convertible at the option of the holder into common shares at a fixed conversion price of $7.00 per common share, subject to certain adjustments, and provided that on the date of conversion the trading volume of our common shares on The Nasdaq Global Select Market is not less than 15,000,000 shares. Alternatively, the Series B-1 Convertible Preferred Shares may be converted at a price equal to the higher of (i) 92.25% of the lowest volume-weighted average price of the common shares on any trading day during the five consecutive trading day period ending and including the trading day immediately prior to the date of the applicable conversion date, and (ii) $0.50.

Adjustment of Conversion Price
If and whenever, on or after the date of the Securities Purchase Agreement, we subdivide or combine (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) our outstanding common shares into a greater or smaller number of shares, then the conversion price in effect immediately prior to such subdivision will be proportionately reduced or increased, as applicable.

Liquidation Value
Upon our liquidation, dissolution or winding up, holders of Series B-1 Convertible Preferred Shares will be entitled to be paid out of our assets, pari passu with holders of Series B-2 Convertible Preferred Shares and before any amount shall be paid to the holders of any other shares of our capital stock, an amount per Series B-1 Preferred Share equal to $1,000 plus any accrued but unpaid dividends thereon and the amount per share such holder would receive if such holder converted such Series B-1 Convertible Preferred Shares into common shares immediately prior to the date of payment.

Voting Rights	Except as otherwise required by law (or with respect to approval of certain actions), the Series B-1 Convertible Preferred Shares will not have voting rights.
Limitations on Beneficial Ownership
The Series B-1 Convertible Preferred Shares may not be converted if, after giving effect to the conversion, a holder together with certain related parties would beneficially own in excess of 4.99% of our outstanding common shares. At each holder's option, the cap may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days' prior notice to us.

Series B-1 Preferred Warrants
The following is a brief summary of certain key terms of the Series B-1 Preferred Warrants. Please see "Description of Series B-1 Preferred Warrants" on page S-18 below.
Exercisability
The Series B-1 Preferred Warrants are exercisable to purchase Series B-1 Convertible Preferred Shares at any time at the option of the holder from the date of issuance until the two year anniversary of such issuance date.

Exercise Price	The exercise price of the Series B-1 Preferred Warrants is $1,000 per Series B-1 Convertible Preferred Share.
Fundamental Transactions
The Company may not enter into transactions involving a fundamental transaction as defined in the Series B-1 Preferred Warrants unless (i) the successor entity assumes all of our obligations under the Series B-1 Preferred Warrants and the other transaction documents related to the securities offered by the Securities Purchase Agreement in a written agreement approved by the holders of the Series B-1 Preferred Warrants prior to such transaction, and (ii) the successor entity is a publicly traded corporation on one of the eligible U.S. securities exchanges set forth therein.

RISK FACTORS
Before making an investment in the offered securities, you should carefully consider the information under the heading "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2016 and in the accompanying prospectus, together with all of the other information included in or incorporated by reference into this prospectus supplement. If any of the risks described therein or described below were to occur, our business, results of operations or financial condition or ability to perform under the terms and conditions of the offered securities could be materially adversely affected. In such case, the value of our common shares, generally, and the offered securities, specifically, could decline, and you could lose all or part of your investment.
Risks Relating to the Offered Securities
There is not currently and there may never be an active trading market for the Series B-1 Convertible Preferred Shares and Series B-1 Preferred Warrants offered by this prospectus supplement.
There currently is no trading market for the Series B-1 Convertible Preferred Shares and Series B-1 Preferred Warrants offered by this prospectus supplement and such a market may never develop. We have no plans to list the Series B-1 Convertible Preferred Shares or Series B-1 Preferred Warrants offered by this prospectus supplement.
We may not be able to raise the funds necessary to redeem the Series B-1 and Series B-2 Convertible Preferred Shares if required to do so.
Under certain circumstances, holders of the Series B-1 and Series B-2 Convertible Preferred Shares have the right to demand that the Company redeem Series B-1 and Series B-2 Convertible Preferred Shares.  If we are not able to raise the funds necessary to redeem such shares, we will not be able to comply with our redemption obligations and holders of the Series B-1 and Series B-2 Convertible Preferred Shares will not be able to redeem their shares. Such nonpayment of the redemption obligations would increase the dividend rate payable on the Series B-1 and Series B-2 Convertible Preferred Shares which, if paid in additional common shares, could depress the trading price of our common shares and dilute existing shareholders.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the 3,000 Series B-1 Convertible Preferred Shares, after deducting fees and expenses payable to the Investor and other expenses related to the offering, will be approximately $2.8 million.  We may further receive up to an aggregate of $6.5 million if all of the Series B-1 Preferred Warrants are exercised.
We intend to use the net proceeds from the sale of the offered securities for general corporate purposes and/or to repay indebtedness under one or more of its existing credit facilities, although we have no present agreements to do so.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our unaudited ratio of earnings to fixed charges (or the dollar amount of the coverage deficiency in periods that earnings are inadequate to cover fixed charges) for each of the preceding five fiscal years.
	For the year ended December 31,
	2016	2015	2014		2013	2012
Earnings / (loss):	(in thousands of US Dollars)
Add:
Income / (loss) before income taxes	$(149,014)	$(17,531)	$3,238		$(57,346)	$5,969
Fixed charges (calculated below)	7,021	6,754	6,725		4,421	2,849
Earnings / (loss)	$(141,993)	$(10,777)	$9,963		$(52,925)	$8,818
Fixed charges:
Interest on bank loan	$4,902	$3,541	$3,282		$3,029	$2,652
Interest and other fees on related party loan	1,692	2,945	3,247		1,195	-
Amortization and write-off of deferred financing fees	427	268	196		197	197
Fixed charges	$7,021	$6,754	$6,725		$4,421	$2,849

Ratio of earnings to fixed charges	-	-	1.5	x	-	3.1	x

Dollar amount of the coverage deficiency	$149,014	$17,531	n/a		$57,346	n/a

PRICE RANGE OF COMMON STOCK
Our common shares have traded under the symbol "DCIX" on The Nasdaq Global Market since January 19, 2011 and on The Nasdaq Global Select Market since January 2, 2013. The table below sets forth the high and low closing prices of our common shares for each of the periods indicated, as adjusted for the one-for-eight reverse stock split effective June 9, 2016.

For the Fiscal Year Ended:	High	Low
December 31, 2012	$62.08	$41.76
December 31, 2013	56.24	28.08
December 31, 2014	34.08	14.80
December 31, 2015	21.28	5.52
December 31, 2016	12.86	2.06
For the Quarter Ended:
March 31, 2015	$21.28	$15.52
June 30, 2015	21.20	15.76
September 30, 2015	16.80	9.92
December 31, 2015	11.04	5.52
March 31, 2016	6.40	2.88
June 30, 2016	8.00	3.35
September 30, 2016	4.16	3.29
December 31, 2016	12.86	2.06

For the Month:
September 2016	$3.88	$3.29
October 2016	3.40	2.42
November 2016	12.86	2.19
December 2016	3.88	2.06
January 2017	3.24	2.38
February 2017	2.91	2.43
March 2017 (through and including March 20, 2017)	2.78	2.42

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2016:
•	on an actual basis; and
•	on an as adjusted basis to give effect to this offering.
There have been no other significant adjustments to our capitalization since December 31, 2016, as so adjusted.
You should read the information below together with the section of this prospectus supplement entitled "Use of Proceeds," as well as the consolidated financial statements and related notes for the year ended December 31, 2016, included in our Annual Report on Form 20‑F, filed with the Commission on February 16, 2017, and incorporated by reference herein.

	As of December 31, 2016
	Actual	As Adjusted
	(in thousands of U.S. dollars)
Bank Debt (principal balance, secured and guaranteed)	$128,861	$128,861
Related Party Debt (principal balance, unsecured and guaranteed)	$45,417	$45,417

Shareholders' equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized, none issued as of December 31, 2016	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized; 9,361,274 issued and outstanding as of December 31, 2016	$94	$95
Additional paid-in capital	374,881	377,655
Other comprehensive loss	(20)	(20)
Accumulated deficit	(284,075)	(284,075)
Total stockholders' equity	$90,880	$93,655

Total capitalization	$265,158	$267,933

DESCRIPTION OF CAPITAL STOCK
For purposes of the description of the Company's capital stock below, references to "us," "we" and "our" refer only to Diana Containerships Inc. and not any of its subsidiaries. Because the following description is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of our capital stock and the material terms of our amended and restated articles of incorporation and amended and restated bylaws contained in our Annual Report on Form 20-F, filed with the Commission on February 16, 2017, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus supplement and that are incorporated by reference herein, together with our amended and restated articles of incorporation and amended and restated bylaws, copies of which have been filed as exhibits thereto. Please also see the Statement of Designations, Preferences and Rights of the Series B-1 Convertible Preferred Shares and the Statement of Designations, Preferences and Rights of the Series B-2 Convertible Preferred Shares, each filed as an exhibit to our Report on Form 6-K filed with the Commission on March 21, 2017, and incorporated by reference herein.
Authorized Capitalization

Under our amended and restated articles of incorporation, our authorized capital stock consists of 500,000,000 common shares, par value $0.01 per share, of which 9,361,274 shares are currently issued and outstanding, and 25,000,000 preferred shares, par value $0.01 per share, of which no shares are issued and outstanding. As of the date of this prospectus supplement, 9,500 preferred shares have been designated as Series B-1 Convertible Preferred Stock and 140,500 preferred shares have been designated as Series B-2 Convertible Preferred Stock.

Description of Common Shares

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of our preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares that we may issue in the future.

Description of Preferred Shares

Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting rights, if any, of the holders of the series.

Preferred Stock Purchase Rights

On August 29, 2016, we entered into a First Amended and Restated Stockholders Rights Agreement, or the Rights Agreement, with Computershare Inc. as Rights Agent. The Rights Agreement amended and restated in its entirety the original Stockholders Rights Agreement between the Company and Mellon Investor Services LLC, dated as of August 2, 2010, as amended on July 28, 2014. Pursuant to the Rights Agreement, each share of our common stock includes one right, which we refer to as a "Right," that entitles the holder to purchase from us a unit consisting of one one-thousandth of a share of our Series A Participating Preferred Stock at an exercise price of $50.00, subject to specified adjustments. Until a Right is exercised, the holder of a Right will have no rights to vote or receive dividends or any other stockholder rights.

The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the Rights or a permitted offer, the Rights should not interfere with a merger or other business combination approved by our board of directors.

We have summarized the material terms and conditions of the Rights Agreement and the related Rights below.

Detachment of the Rights

The Rights are attached to all certificates representing our currently outstanding common shares, or, in the case of uncertificated common shares registered in book entry form, which we refer to as "book entry shares," by notation in book entry accounts reflecting ownership, and will attach to all common share certificates and book entry shares we issue prior to the Rights distribution date that we describe below. The Rights are not exercisable until after the Rights distribution date and will expire at the close of business on August 2, 2020, unless we redeem or exchange them earlier as we describe below. The Rights will separate from the common stock and a Rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:

•	the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company's common stock, or

•
the 10th business day (or such later date as determined by the Company's board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company's common stock.

"Acquiring person" is generally defined in the Rights Agreement as any person, together with all affiliates or associates, who beneficially owns 15% or more of the Company's common stock. However, (i) Diana Shipping Inc. and (ii) 12 West Capital Fund LP, 12 West Capital Offshore Fund LP and/or any affiliates of either entity, are excluded from the definition of "acquiring person." In addition, persons who beneficially own 15% or more of the Company's common stock on the effective date of the Rights Agreement are excluded from the definition of "acquiring person" until such time as they acquire additional shares in excess of 1% of the Company's then outstanding common stock as specified in the Rights Agreement for purposes of the Rights, and therefore, until such time, their ownership cannot trigger the Rights. Specified "inadvertent" owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common stock by us, will not become acquiring persons as a result of those transactions.

Our board of directors may defer the Rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of common shares.

Until the Rights distribution date:

•	our common stock certificates and book entry shares will evidence the Rights, and the Rights will be transferable only with those certificates and book entry shares, as applicable; and

•	any new common stock will be issued with Rights and new certificates or book entry shares, as applicable, will contain a notation incorporating the Rights Agreement by reference.

As soon as practicable after the Rights distribution date, the Rights Agent will mail certificates representing the Rights to holders of record of common stock at the close of business on that date. After the Rights distribution date, only separate Rights certificates will represent the Rights.

We will not issue Rights with any shares of common stock we issue after the Rights distribution date, except as our board of directors may otherwise determine.

Flip-In Event

A "flip-in event" will occur under the Rights Agreement when a person becomes an acquiring person other than pursuant to certain kinds of permitted offers. An offer is permitted under the Rights Agreement if a person will become an acquiring person pursuant to a merger or other acquisition agreement that has been approved by our board of directors prior to that person becoming an acquiring person.

If a flip-in event occurs and we have not previously redeemed the Rights as described under the heading "Redemption of Rights" below or, if the acquiring person acquires less than 50% of our outstanding common stock and we do not exchange the Rights as described under the heading "Exchange of Rights" below, each Right, other than any Right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such Right.

When a flip-in event occurs, all Rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the Rights Agreement specifies.

Flip-Over Event

A "flip-over event" will occur under the Rights Agreement when, at any time after a person has become an acquiring person:

•	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or

•	50% or more of our assets or earning power is sold or transferred.

If a flip-over event occurs, each holder of a Right, other than any Right that has become void as we describe under the heading "Flip-In Event" above, will have the right to receive the number of shares of common stock of the acquiring company which has a current market price equal to two times the exercise price of such Right.

Anti-dilution

The number of outstanding Rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the Rights distribution date. With some exceptions, the Rights Agreement will not require us to adjust the exercise price of the Rights until cumulative adjustments amount to at least 1% of the exercise price. It also will not require us to issue fractional shares of our preferred stock that are not integral multiples of one-thousandth of a share, and, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise.

Redemption of Rights

At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the Rights in whole, but not in part, at a redemption price of $0.01 per Right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or shares of common stock. The Rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our board of directors timely orders the redemption of the Rights, the Rights will terminate on the effectiveness of that action.

Exchange of Rights

We may, at our option, exchange the Rights (other than Rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one share of common stock per Right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing stockholders becoming the beneficial owner of 50% or more of our outstanding common stock for the purposes of the Rights Agreement.

Amendment of Terms of Rights

During the time the Rights are redeemable, we may amend any of the provisions of the Rights Agreement, other than by decreasing the redemption price. Once the Rights cease to be redeemable, we generally may amend the provisions of the Rights Agreement, other than to decrease the redemption price, only as follows:

•	to cure any ambiguity, defect or inconsistency;

•	to make changes that do not materially adversely affect the interests of holders of Rights, excluding the interests of any acquiring person; or

•
to shorten or lengthen any time period under the Rights Agreement, except that we cannot lengthen the time period governing redemption or lengthen any time period that protects, enhances or clarifies the benefits of holders of Rights other than an acquiring person.

Directors

Our directors are elected by a plurality of the votes cast by shareholders entitled to vote. There is no provision for cumulative voting.

Our board of directors must consist of at least three members. Our amended and restated articles of incorporation provide that the board of directors may only change the number of directors by a vote of not less than two-thirds of the entire board. Directors are elected annually on a staggered basis, and each shall serve for a three-year term and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.

Shareholder Meetings

Under our amended and restated bylaws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside the Marshall Islands. Special meetings may be called for any purpose or purposes at any time by a majority of our board of directors, the chairman of our board of directors or an officer of the Company who is also a director. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting. Shareholders of record holding at least one-third of the shares issued and outstanding and entitled to vote at such meetings, present in person or by proxy, will constitute a quorum at all meetings of shareholders.

Dissenters' Rights of Appraisal and Payment

Under the Marshall Islands Business Corporations Act, or the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of our amended and restated articles of incorporation a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which the Company's shares are primarily traded on a local or national securities exchange.

Shareholders' Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Limitations on Liability and Indemnification of Officers and Directors

The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors' fiduciary duties.

Our amended and restated bylaws provide that certain individuals, including our directors and officers, are entitled to be indemnified by us to the extent authorized by the BCA, if such individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. We shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, subject to certain conditions. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Anti-takeover Effect of Certain Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Several provisions of our amended and restated articles of incorporation and amended and restated bylaws may have anti-takeover effects. These provisions, which are summarized below, are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions could also discourage, delay or prevent (i) the merger or acquisition of our Company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (ii) the removal of incumbent officers and directors.

Blank Check Preferred Stock

Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 25,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Classified Board of Directors

Our amended and restated articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.

Election and Removal of Directors

Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our amended and restated articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of two-thirds of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders

Under the BCA, our amended and restated articles of incorporation and our amended and restated bylaws, any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our amended and restated articles of incorporation and amended and restated bylaws provide that, unless otherwise prescribed by law, only a majority of our board of directors, the chairman of our board of directors or an officer of the Company who is also a director may call special meetings of our shareholders, and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one-year anniversary of the preceding year's annual meeting. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholders' ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Registrar and Transfer Agent

The registrar and transfer agent of our common shares is Computershare Trust Company, N.A.

Listing

Our common shares are listed on The Nasdaq Global Select Market under the symbol "DCIX."

DESCRIPTION OF SERIES B-1 CONVERTIBLE PREFERRED SHARES
The terms of the Series B-1 Convertible Preferred Shares are contained in the Statement of Designations, Preferences and Rights of the Series B-1 Convertible Preferred Stock, which we refer to as the "Series B-1 Statement of Designations," that was filed with the Registrar of Corporations of the Republic of the Marshall Islands on March 21, 2017 and amends our Amended and Restated Articles of Incorporation.  The following description is a summary of the material provisions of the Series B-1 Convertible Preferred Shares and the Series B-1 Statement of Designations. It does not purport to be complete and is qualified in all respects by the terms of the Series B-1 Statement of Designations. We urge you to read the Series B-1 Statement of Designations because it, and not this description, defines the rights of holders of Series B-1 Convertible Preferred Shares. We have included the Series B-1 Statement of Designations in our Report on Form 6-K filed with the Commission on March 21, 2017.
Rank
The Series B-1 Convertible Preferred Shares, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank senior with respect to all shares of capital stock of the Company, except for our Series B-2 Convertible Preferred Shares, which rank pari passu to the Series B-1 Convertible Preferred Shares, and unless holders of at least a majority of the outstanding Series B-1 Convertible Preferred Shares and Series B-2 Convertible Preferred Shares, voting together as a single class, consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series B-1 Convertible Preferred Shares and Series B-2 Convertible Preferred Shares.
Dividends
Holders of the Series B-1 Convertible Preferred Shares will be entitled to receive dividends, if and when declared by our Board of Directors, from time to time, in its sole discretion and in accordance with the requirements of Marshall Islands law.
Conversion
The Series B-1 Convertible Preferred Shares are convertible into common shares at a fixed conversion price of $7.00 per common share, which we refer to as the "Conversion Price," subject to certain adjustments, and provided that on the date of conversion the trading volume of our common shares on The Nasdaq Global Select Market is not less than 15,000,000 shares. The Series B-1 Convertible Preferred Shares may be converted into common shares at any time at the option of the holder, subject to the limitations on beneficial ownership contained in the Series B-1 Statement of Designations.
In addition, a holder of Series B-1 Convertible Preferred Shares has the option to convert a portion of the Series B-1 Convertible Preferred Shares into common shares at an "Alternate Conversion Price" equal to the higher of (i) 92.25% of the lowest volume-weighted average price of the common shares on any trading day during the five consecutive trading day period ending and including the trading day immediately prior to the date of the applicable conversion date, and (ii) $0.50.
Adjustment of Conversion Price
If and whenever on or after the date of the Securities Purchase Agreement, we subdivide or combine (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) our outstanding common shares into a greater or smaller number of shares, then the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced or increased, as applicable.
Triggering Events
The Series B-1 Statement of Designations provides that "Triggering Events" include, but are not limited to: (i) our suspension from trading our common shares on The Nasdaq Global Select Market or other applicable stock exchange for a period of five consecutive trading days; (ii) our failure to reserve a sufficient number of common shares underlying the Series B-1 Convertible Preferred Shares for more than thirty consecutive days; (iii) bankruptcy or insolvency of the Company; (iv) under certain circumstances, our becoming subject to judgments for the payment of money or defaulting on indebtedness; and (v) our breach of the Securities Purchase Agreement, Series B-1 Preferred Warrants or Series B-1 Statement of Designations under certain circumstances.
If a Triggering Event occurs, we may be required to redeem all or any number of the Series B-1 Convertible Preferred Shares in cash at a price with a redemption premium of 15%, calculated by the formula specified in the Series B-1 Statement of Designations.

Change of Control
The Series B-1 Statement of Designations prohibits us from entering into transactions involving a change of control as defined in the statement of designations, unless the successor entity is a publicly traded corporation on one of the eligible U.S. securities exchanges set forth therein. Such successor entity must assume all of our obligations under the Series B-1 Statement of Designations in a written agreement approved by holders of a majority of the Series B-1 Convertible Preferred Shares.
In the event of transactions involving a change of control, a holder of Series B-1 Convertible Preferred Shares will have the right to require us to redeem all or any number of the Series B-1 Convertible Preferred Shares it holds in cash at a price with a redemption premium of 25%, calculated by the formula specified in the Series B-1 Statement of Designations.
Liquidation Value
Upon our liquidation, dissolution or winding up, holders of Series B-1 Convertible Preferred Shares will be entitled to be paid out of our assets, pari passu with holders of Series B-2 Convertible Preferred Shares and any other parity stock then outstanding and before any amount shall be paid to the holders of any other shares of our capital stock, an amount per Series B-1 Convertible Preferred Share equal to $1,000 plus any accrued but unpaid dividends thereon and the amount per share such holder would receive if such holder converted such Series B-1 Convertible Preferred Shares into common shares immediately prior to the date of payment.
Voting Rights
Except as otherwise required by law (or with respect to approval of certain actions as set forth in the Series B-1 Statement of Designations), the Series B-1 Convertible Preferred Shares will not have voting rights.
Transferability
Subject to applicable laws, a holder may transfer some or all of its Series B-1 Convertible Preferred Shares without the consent of the Company.
Exchange Listing
There is no established public trading market for the Series B-1 Convertible Preferred Shares, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series B-1 Convertible Preferred Shares on any securities exchange or recognized trading system.
Limitations on Beneficial Ownership
Series B-1 Convertible Preferred Shares may not be converted, and common shares may not be issued in connection therewith, if, after giving effect to the conversion or issuance, the holder together with certain related parties would beneficially own in excess of 4.99% of the outstanding common shares. At each holder's option, the cap may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days' prior notice to us, and any increase or decrease will apply only to such holder.

DESCRIPTION OF SERIES B-1 PREFERRED WARRANTS
The following brief summary of the material terms and provisions of the Series B-1 Preferred Warrants is subject to, and qualified in its entirety by, the form of Series B-1 Preferred Warrant to purchase the Series B-1 Convertible Preferred Shares. We have included the form of Series B-1 Preferred Warrant in our Report on Form 6-K filed with the Commission on March 21, 2017.
Exercisability
The Series B-1 Preferred Warrants to be issued pursuant to the Securities Purchase Agreement will be exercisable at any time and from time to time after the date of issuance and will expire on the two year anniversary of such issuance date.  The Series B-1 Preferred Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our Series B-1 Convertible Preferred Shares purchased upon such exercise.  The exercise price of the Series B-1 Preferred Warrants is $1,000 per Series B-1 Convertible Preferred Share.
Fundamental Transactions
The Series B-1 Preferred Warrants prohibit us from entering into transactions involving a fundamental transaction as defined in the warrant unless (i) the successor entity assumes all of our obligations under the Series B-1 Preferred Warrants and the other transaction documents related to the securities offered by the Securities Purchase Agreement in a written agreement approved by the holders of the Series B-1 Preferred Warrants prior to such transaction, and (ii) the successor entity is a publicly traded corporation on one of the eligible U.S. securities exchanges set forth therein. If holders of common shares are entitled to receive securities or other assets in connection with such transaction, we must insure that the holder of each Series B-1 Preferred Warrant will have the right to receive such securities or other assets as though the holder had exercised such warrant and converted the underlying Series B-1 Convertible Preferred Shares immediately prior to the consummation of such transaction.
Transferability
The Series B-1 Preferred Warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing
There is no established public trading market for the Series B-1 Preferred Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series B-1 Preferred Warrants on any securities exchange or recognized trading system.
Rights as Stockholder
Except as set forth in the Series B-1 Preferred Warrants, the holder of each warrant, solely in such holder's capacity as a holder of such warrant, will not be entitled to vote, to receive dividends or to any of the other rights of our stockholders.
Amendments and Waivers
The provisions of each Series B-1 Preferred Warrant may only be modified or amended or the provisions thereof waived with the written consent of the holder.

PLAN OF DISTRIBUTION
We are offering the offered securities directly to the Investor in a proposed takedown from our shelf registration statement pursuant to this prospectus supplement and the accompanying prospectus. The offered securities are being sold to the Investor pursuant to the Securities Purchase Agreement dated March 21, 2017, a form of which was filed as an exhibit to the Company's Report on Form 6-K filed with the Commission on March 21, 2017.  There is no underwriter or placement agent in connection with the sale of the offered securities.  We will receive an aggregate of $3.0 million, before expenses, from the sale of the offered securities, and we may further receive up to an aggregate of $6.5 million, before expenses, if all of the Series B-1 Preferred Warrants are exercised.
Confirmations and definitive prospectus supplements will be distributed to the Investor, informing it of the closing date as to the purchase and sale of the offered securities subject to this prospectus supplement. We currently anticipate that the closing of the purchase and sale of the offered securities will take place on or about March 24, 2017. The Investor will also be informed of the date and manner in which it must transmit the purchase price for the offered securities.
We expect that the Series B-1 Convertible Preferred Shares initially offered hereby will be issued to the Investor in book-entry form on or about March 24, 2017 and the Series B-1 Preferred Warrants will be delivered to the Investor on or about March 24, 2017.
We have agreed to indemnify the Investor and certain of its affiliates and associates against certain liabilities, including but not limited to liabilities arising from any misrepresentation or breach of any representation, warranty or covenant made by us or our subsidiaries in any of the documents we have entered into with the Investor in connection with the offered securities.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus supplement forms a part, all of which will be paid by us.

Commission registration fee	$		*
Legal fees and expenses		$100,000
Accounting fees and expenses		$50,000
Miscellaneous		$25,000
Total		$175,000

* Previously paid
LEGAL MATTERS
Certain legal matters in connection with the sale of the offered securities relating to United States law and Marshall Islands law are being passed upon by Seward & Kissel LLP, New York, New York.
EXPERTS
The consolidated financial statements of Diana Containerships Inc. appearing in the Diana Containerships Inc.'s Annual Report  (Form 20-F) for the year ended December 31, 2016, and the effectiveness of Diana Containerships Inc.'s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young (Hellas) Certified Auditors-Accountants S.A., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors-Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants ("SOEL"), Greece with registration number 107.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act of 1933, as amended, we filed a registration statement relating to the securities offered by this prospectus supplement and the accompanying prospectus with the Commission. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission.  You may read and copy any document that we file and obtain copies at prescribed rates from the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330.  The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  Our filings are also available on our website at http://www.dcontainerships.com.  The information on our website does not constitute a part of this prospectus supplement.

Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference in this prospectus supplement the following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act:
•
Our Annual Report on Form 20-F for the year ended December 31, 2016, filed with the Commission on February 16, 2017, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•
Our Report on Form 6-K furnished to the Commission on March 21, 2017, which contains, among other things, the form of Securities Purchase Agreement, the Series B-1 Statement of Designations and the form of Series B-1 Preferred Warrant.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain Reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement or the accompanying prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filings we incorporate by reference to this prospectus supplement by writing or telephoning us at the following address:

Diana Containerships Inc.
Pendelis 18
175 64 Palaio Faliro
Athens, Greece
+30-216-600-2400

Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of The Nasdaq Global Select Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PROSPECTUS

$250,000,000

DIANA CONTAINERSHIPS INC.

Common Stock, Preferred Stock Purchase Rights, Preferred Stock,
Debt Securities, Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we may periodically offer:
(1)	our common shares, including related preferred stock purchase rights,
(2)	our preferred shares,
(3)	our debt securities,
(4)	our warrants,
(5)	our purchase contracts,
(6)	our rights, and
(7)	our units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
This prospectus describes some of the general terms that may apply to these securities.  The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in an amendment to the Registration Statement of which this prospectus forms a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. The securities issued under this prospectus may be offered directly or through one or more underwriters, agents or dealers, or through other means.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
The aggregate offering price of all securities issued under this prospectus may not exceed $250,000,000.
Our common shares are currently listed on The Nasdaq Global Select Market under the symbol "DCIX."
Investing in our securities involves a high degree of risk.  Before you make an investment in our securities, you should carefully consider the section entitled "Risk Factors" beginning on page 3 of this prospectus, and the other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 7, 2017.

ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using the shelf registration process. Under the shelf registration process, we may sell, from time to time, our common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus, in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a Registration Statement we filed with the Commission and do not contain all the information in the Registration Statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the Registration Statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the Registration Statement, which you can obtain from the Commission as described below under the section entitled "Where You Can Find Additional Information."
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context otherwise requires, when used in this prospectus, the terms "the Company," "we," "our" and "us" refer to Diana Containerships Inc. and, where applicable, its consolidated subsidiaries. "Diana Containerships Inc." refers only to Diana Containerships Inc. and not its consolidated subsidiaries. We use the term "TEU" in describing the size of containerships. TEU is a standard measure of a containership's cargo-carrying capacity used in the container shipping sector and refers to the space that would be occupied by a container having the International Organization for Standardization's standard external dimensions, the length of which is 20 feet, the height of which is 8.5 feet and the width of which is 8.0 feet.
The financial information included in this prospectus represents our financial information and the operations of our consolidated subsidiaries. Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to, and amounts presented in, United States dollars, and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.  We have a fiscal year end of December 31.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	5
RATIO OF EARNINGS TO FIXED CHARGES	6
USE OF PROCEEDS	7
CAPITALIZATION	8
PRICE RANGE OF COMMON STOCK	9
PLAN OF DISTRIBUTION	10
DESCRIPTION OF CAPITAL STOCK	11
DESCRIPTION OF DEBT SECURITIES	16
DESCRIPTION OF WARRANTS	22
DESCRIPTION OF PURCHASE CONTRACTS	23
DESCRIPTION OF RIGHTS	24
DESCRIPTION OF UNITS	25
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES	26
EXPENSES	27
LEGAL MATTERS	27
EXPERTS	27
WHERE YOU CAN FIND ADDITIONAL INFORMATION	27

PROSPECTUS SUMMARY
This section summarizes some of the key information that is contained or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information you should consider before purchasing our securities.  You should carefully read all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the section entitled "Risk Factors," before making an investment decision.
Our Company

We are a corporation formed under the laws of the Republic of the Marshall Islands on January 7, 2010. We were founded to own containerships and pursue containership acquisition opportunities. Our fleet currently consists of six panamax and six post-panamax containerships with a combined carrying capacity of 61,517 TEU and a weighted average age of 10.7 years.

Set forth below is summary information concerning our fleet as of February 23, 2017.

Vessel	Sister Ships*	Gross Rate (USD Per Day)	Com**	Charterers	Delivery Date to Charterers***	Redelivery Date to Owners****	Notes
BUILT TEU

6 Panamax Container Vessels
SAGITTA	A	$5,850	3.50%	CMA CGM	27-Jan-16	24-Jan-17	1
		$5,775	3.50%		24-Jan-17	24-Mar-17 - 24-May-17
2010 3,426
CENTAURUS	A	$5,500	3.50%	CMA CGM	22-Nov-16	5-Mar-17 - 22-Aug-17	2,3
2010 3,426
NEW JERSEY		-	-	-	-	- - -	4
(ex YM New Jersey)
2006 4,923
PAMINA		-	-	-	-	- - -	5
(ex Santa Pamina)
2005 5,042
DOMINGO	B	$6,150	3.50%	CMA CGM	11-Apr-16	18-Jan-17	6
(ex Cap Domingo)
		$6,000	5.00%	Nile Dutch Africa Line B.V.	1-Mar-17	26-Apr-17 - 1-Jan-18	7,8
2001 3,739
DOUKATO	B	$6,250	3.75%	Rudolf A. Oetker KG	23-Jan-16	16-Feb-17	9,10
(ex Cap Doukato)
		-	-	VASI Shipping Pte. Ltd.	17-Feb-17	6-Apr-17 - 13-Apr-17	11,12
2002 3,739
6 Post - Panamax Container Vessels
PUELO	C	$6,500	3.75%	MSC-Mediterranean Shipping Co. S.A., Geneva	17-May-16	17-Apr-17 - 17-Jun-17
2006 6,541
PUCON	C	-	-	-	-	- - -	13
2006 6,541
MARCH	D	$6,075	5.00%	SeaGo Line A/S	3-Jul-16	7-Feb-17	14
(ex YM March)
		$6,850	1.25%	Hapag-Lloyd AG	15-Feb-17	25-Nov-17 - 25-Apr-18	15
2004 5,576
GREAT	D	-	-	-	-	- - -	16
(ex YM Great)
2004 5,576
HAMBURG	E	$6,700	3.50%	CMA CGM	9-Jan-17	9-Mar-17 - 9-Dec-17
2009 6,494
ROTTERDAM	E	$6,200	5.00%	Maersk Line A/S	27-Apr-16	26-Feb-17	17,18
		$6,890	3.50%	CMA CGM	7-Mar-17	7-Nov-17 - 7-Feb-18	7
2008 6,494

* Each container vessel is a "sister ship", or closely similar, to other container vessels that have the same letter.
** Total commission paid to third parties.
*** In case of newly acquired vessel with time charter attached, this date refers to the expected/actual date of delivery of the vessel to the Company.
**** Range of redelivery dates, with the actual date of redelivery being at the Charterers' option, but subject to the terms, conditions, and exceptions of the particular charterparty.
1  In January 2017, the Company agreed to extend as from January 24, 2017 the previous charter party with CMA CGM for a period of minimum 2 months to maximum 4 months at a gross charter rate of US$5,775 per day.

2 Vessel on unscheduled maintenance from September 19, 2016 to November 16, 2016.
3 Based on latest information.
4 As of October 11, 2016, vessel has been placed on lay-up, in Malaysia.
5 As of October 10, 2016, vessel has been placed on lay-up, in Malaysia.
6 Currently without an active charterparty.
7 Estimated delivery date to the charterers.
8 The Company has the option to withdraw the vessel any time after the completion of the first 6 months charter period against a 60 day Notice of Withdrawal from service to be tendered from Owners  earliest 4 months after delivery.

9 In January 2016, the Company agreed to extend as from January 23, 2016 the previous charter party with Rudolf A. Oetker KG for a period of minimum 3 months to maximum 12 months at a gross charter rate of US$6,250 per day.

10 As per addendum dated November 14, 2016, owners and charterers mutually agreed to extend the maximum redelivery date from January 23, 2017 to February 25, 2017.
11 Redelivery dates based on an estimated time charter trip duration of about 48-55 days.
12 Repositioning trip. Charterers to supply 1600 mts IFO 380 cst and 85 mts MGO for SECA areas fuel at the time of delivery. This will be the maximum required quantity on charterers' account for the trip from UK / Continent upto redelivery China. In case that vessel will burn less quantities than the supplied ones then Company to refund charterers with the difference between the supplied and the actual consumed quantity. After 54 days, charterers will pay US$5,500 per day until redelivery of the vessel. Total commission paid to third parties US$5,000.

13 As of July 27, 2016, vessel has been placed on lay-up, in Malaysia.
14 The charter rate commenced 10 days after the delivery of the vessel to the charterers.
15 Charterers will pay US$1 per day for the first 15 days of the charter period.
16 As of September 27, 2016, vessel has been placed on lay-up, in Malaysia.
17 Estimated redelivery date from the charterers.
18 In March 2016, the Company agreed to extend as from April 27, 2016 (00:01) the previous charter party with Maersk Line A/S for a period of minimum 6 months to about 13 months at a gross charter rate of US$6,200 per day.

Corporate Information
We are a corporation incorporated under the laws of the Republic of the Marshall Islands on January 7, 2010. Each of our vessels is owned by a separate wholly-owned subsidiary. We maintain our principal executive offices at Pendelis 18, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at that address is +30 216 600 2400. Our agent and authorized representative in the United States is our wholly-owned subsidiary, Container Carriers (USA) LLC, established in July 2014, in the State of Delaware, which is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. Our website is www.dcontainerships.com. The information on our website shall not be deemed a part of this prospectus.
The Securities We May Offer
We may use this prospectus to offer, through one or more offerings, up to $250,000,000 of our common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and any prospectus supplement, including the risks described under the heading "Item 3. Key Information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2016, filed with the Commission on February 16, 2017, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein.  Please see the section of this prospectus entitled "Where You Can Find Additional Information." In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.
The market values of our vessels have declined, and we have not been in compliance with certain of the financial covenants in our secured credit facility, which may adversely affect our operating results.
Our $148.0 million loan agreement with The Royal Bank of Scotland plc dated September 10, 2015, as amended on September 12, 2016, or the RBS Loan, which is secured by mortgages on our vessels, requires us to comply with certain financial covenants, including maintenance of a minimum ratio of the market value of the mortgaged vessels under the facility to the amount outstanding under the facility. Due to a significant decline in the market value of our vessels, we are not in compliance with certain of these financial covenants, which led us to classify our loan balance of $128.9 million in current liabilities in our financial statements as of December 31, 2016.  If we are unable to obtain waivers or amendments or otherwise remedy the relevant breaches, our lenders under the facility could accelerate our debt and foreclose on our fleet. We may not be successful in obtaining any such waiver or amendment, and we may not be able to refinance our debt or obtain additional financing. Moreover, the RBS Loan as amended or pursuant to any waiver, and any refinancing or additional financing, may be more expensive and carry more onerous terms than those in our existing debt agreements. In addition, if the book value of a vessel is impaired due to unfavorable market conditions or a vessel is sold at a price below its book value, we would incur a loss that could adversely affect our operating results.
If the share price of our common shares fluctuates after this offering, you could lose a significant part of your investment.
The market price of our common shares may be influenced by many factors, many of which are beyond our control, including the other risks described under the heading "Risk Factors—Risks Relating to our Common Shares" in our Annual Report on Form 20-F for the year ended December 31, 2016 and the following:
•	the failure of securities analysts to publish research about us after this offering, or analysts making changes in their financial estimates;
•	announcements by us or our competitors of significant contracts, acquisitions or capital commitments;
•	variations in quarterly operating results;
•	general economic conditions;
•	terrorist or piracy acts;
•	future sales of our common shares or other securities; and
•	investors' perception of us and the international containership sector.

As a result of these factors, investors in our common shares may not be able to resell their common shares at or above the initial offering price. These broad market and industry factors may materially reduce the market price of our common shares, regardless of our operating performance.
We may issue additional common shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common shares.
We may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions or repayment of outstanding indebtedness, without shareholder approval, in a number of circumstances.

Our issuance of additional common shares or other equity securities of equal or senior rank would have the following effects:

•	our existing shareholders' proportionate ownership interest in us will decrease;
•	the amount of cash available for dividends payable on our common shares may decrease;
•	the relative voting strength of each previously outstanding common share may be diminished; and
•	the market price of our common shares may decline.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this document may constitute forward-looking statements.  The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation.  This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance.  The words "believe", "anticipate", "intend", "estimate", "forecast", "project", "plan", "potential", "may", "should", "expect", "pending" and similar expressions identify forward-looking statements.
The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management's examination of historical operating trends, data contained in our records and other data available from third parties.  Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
In addition to these important factors and matters discussed elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus, other important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for containership capacity, changes in our operating expenses, including bunker prices, drydocking and insurance costs, the market for our vessels, availability of financing and refinancing, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessel breakdowns and instances of off-hires and other factors.  We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We undertake no obligation to update or revise any forward-looking statements.  These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our unaudited ratio of earnings to fixed charges (or the dollar amount of the coverage deficiency in periods that earnings are inadequate to cover fixed charges) for each of the preceding five fiscal years.
	For the year ended December 31,
	2016	2015	2014		2013	2012
Earnings / (loss):	(in thousands of US Dollars)
Add:
Income / (loss) before income taxes	$(149,014)	$(17,531)	$3,238		$(57,346)	$5,969
Fixed charges (calculated below)	7,021	6,754	6,725		4,421	2,849
Earnings / (loss)	$(141,993)	$(10,777)	$9,963		$(52,925)	$8,818
Fixed charges:
Interest on bank loan	$4,902	$3,541	$3,282		$3,029	$2,652
Interest and other fees on related party loan	1,692	2,945	3,247		1,195	-
Amortization and write-off of deferred financing fees	427	268	196		197	197
Fixed charges	$7,021	$6,754	$6,725		$4,421	$2,849

Ratio of earnings to fixed charges	-	-	1.5	x	-	3.1	x

Dollar amount of the coverage deficiency	$149,014	$17,531	n/a		$57,346	n/a

USE OF PROCEEDS

We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

CAPITALIZATION
Each prospectus supplement will include information on our consolidated capitalization.

PRICE RANGE OF COMMON STOCK
Our common shares have traded under the symbol "DCIX" on The Nasdaq Global Market since January 19, 2011 and on The Nasdaq Global Select Market since January 2, 2013. The table below sets forth the high and low closing prices of our common shares for each of the periods indicated, as adjusted for the one-for-eight reverse stock split effective June 9, 2016.

For the Fiscal Year Ended:	High	Low
December 31, 2012	$62.08	$41.76
December 31, 2013	56.24	28.08
December 31, 2014	34.08	14.80
December 31, 2015	21.28	5.52
December 31, 2016	12.86	2.06

For the Quarter Ended:
March 31, 2015	$21.28	$15.52
June 30, 2015	21.20	15.76
September 30, 2015	16.80	9.92
December 31, 2015	11.04	5.52
March 31, 2016	6.40	2.88
June 30, 2016	8.00	3.35
September 30, 2016	4.16	3.29
December 31, 2016	12.86	2.06

For the Month:
August 2016	$4.15	$3.56
September 2016	3.88	3.29
October 2016	3.40	2.42
November 2016	12.86	2.19
December 2016	3.88	2.06
January 2017	3.24	2.38
February 2017 (through and including February 22, 2017)	2.91	2.52

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we may sell some or all of our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge our common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through The Nasdaq Global Select Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities being registered under this Registration Statement.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the description of our capital stock. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of our capital stock and the material terms of our amended and restated articles of incorporation and amended and restated bylaws contained in our Annual Report on Form 20-F, filed with the Commission on February 16, 2017, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, together with our amended and restated articles of incorporation and amended and restated bylaws, copies of which have been filed as exhibits thereto.  Please see the section of this prospectus entitled "Where You Can Find Additional Information."
Authorized Capitalization
Under our amended and restated articles of incorporation, our authorized capital stock consists of 500,000,000 common shares, par value $0.01 per share, of which 9,361,274 shares are currently issued and outstanding, and 25,000,000 preferred shares, par value $0.01 per share, of which no shares are issued and outstanding.
Description of Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of our preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares that we may issue in the future.
Description of Preferred Shares
Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•	the designation of the series;
•	the number of shares of the series;
•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and
•	the voting rights, if any, of the holders of the series.
Preferred Stock Purchase Rights
On August 29, 2016, we entered into a First Amended and Restated Stockholders Rights Agreement, or the Rights Agreement, with Computershare Inc. as Rights Agent. The Rights Agreement amended and restated in its entirety the original Stockholders Rights Agreement between the Company and Mellon Investor Services LLC, dated as of August 2, 2010, as amended on July 28, 2014. Pursuant to the Rights Agreement, each share of our common stock includes one right, which we refer to as a Right, that entitles the holder to purchase from us a unit consisting of one one-thousandth of a share of our Series A Participating Preferred Stock at an exercise price of $50.00, subject to specified adjustments. Until a Right is exercised, the holder of a Right will have no rights to vote or receive dividends or any other stockholder rights.
The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the Rights or a permitted offer, the Rights should not interfere with a merger or other business combination approved by our board of directors.
We have summarized the material terms and conditions of the Rights Agreement and the related Rights below.

Detachment of the Rights
The Rights are attached to all certificates representing our currently outstanding common shares, or, in the case of uncertificated common shares registered in book entry form, which we refer to as "book entry shares," by notation in book entry accounts reflecting ownership, and will attach to all common share certificates and book entry shares we issue prior to the Rights distribution date that we describe below. The Rights are not exercisable until after the Rights distribution date and will expire at the close of business on August 2, 2020, unless we redeem or exchange them earlier as we describe below. The Rights will separate from the common stock and a Rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:
•	the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company's common stock, or
•
the 10th business day (or such later date as determined by the Company's board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company's common stock.

"Acquiring person" is generally defined in the Rights Agreement as any person, together with all affiliates or associates, who beneficially owns 15% or more of the Company's common stock. However, (i) Diana Shipping Inc. and (ii) 12 West Capital Fund LP, 12 West Capital Offshore Fund LP and/or any affiliates of either entity, are excluded from the definition of "acquiring person." In addition, persons who beneficially own 15% or more of the Company's common stock on the effective date of the Rights Agreement are excluded from the definition of "acquiring person" until such time as they acquire additional shares in excess of 1% of the Company's then outstanding common stock as specified in the Rights Agreement for purposes of the Rights, and therefore, until such time, their ownership cannot trigger the Rights. Specified "inadvertent" owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common stock by us, will not become acquiring persons as a result of those transactions.
Our board of directors may defer the Rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of common shares.
Until the Rights distribution date:
•	our common stock certificates and book entry shares will evidence the Rights, and the Rights will be transferable only with those certificates and book entry shares, as applicable; and
•	any new common stock will be issued with Rights and new certificates or book entry shares, as applicable, will contain a notation incorporating the Rights Agreement by reference.
As soon as practicable after the Rights distribution date, the Rights Agent will mail certificates representing the Rights to holders of record of common stock at the close of business on that date. After the Rights distribution date, only separate Rights certificates will represent the Rights.
We will not issue Rights with any shares of common stock we issue after the Rights distribution date, except as our board of directors may otherwise determine.
Flip-In Event
A "flip-in event" will occur under the Rights Agreement when a person becomes an acquiring person other than pursuant to certain kinds of permitted offers. An offer is permitted under the Rights Agreement if a person will become an acquiring person pursuant to a merger or other acquisition agreement that has been approved by our board of directors prior to that person becoming an acquiring person.
If a flip-in event occurs and we have not previously redeemed the Rights as described under the heading "Redemption of Rights" below or, if the acquiring person acquires less than 50% of our outstanding common stock and we do not exchange the Rights as described under the heading "Exchange of Rights" below, each Right, other than any Right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such Right.
When a flip-in event occurs, all Rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the Rights Agreement specifies.

Flip-Over Event
A "flip-over event" will occur under the Rights Agreement when, at any time after a person has become an acquiring person:
•	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or
•	50% or more of our assets or earning power is sold or transferred.
If a flip-over event occurs, each holder of a Right, other than any Right that has become void as we describe under the heading "Flip-In Event" above, will have the right to receive the number of shares of common stock of the acquiring company which has a current market price equal to two times the exercise price of such Right.
Anti-dilution
The number of outstanding Rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the Rights distribution date. With some exceptions, the Rights Agreement will not require us to adjust the exercise price of the Rights until cumulative adjustments amount to at least 1% of the exercise price. It also will not require us to issue fractional shares of our preferred stock that are not integral multiples of one-thousandth of a share, and, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise.
Redemption of Rights
At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the Rights in whole, but not in part, at a redemption price of $0.01 per Right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or shares of common stock. The Rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our board of directors timely orders the redemption of the Rights, the Rights will terminate on the effectiveness of that action.
Exchange of Rights
We may, at our option, exchange the Rights (other than Rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one share of common stock per Right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing stockholders becoming the beneficial owner of 50% or more of our outstanding common stock for the purposes of the Rights Agreement.
Amendment of Terms of Rights
During the time the Rights are redeemable, we may amend any of the provisions of the Rights Agreement, other than by decreasing the redemption price. Once the Rights cease to be redeemable, we generally may amend the provisions of the Rights Agreement, other than to decrease the redemption price, only as follows:
•	to cure any ambiguity, defect or inconsistency;
•	to make changes that do not materially adversely affect the interests of holders of Rights, excluding the interests of any acquiring person; or
•
to shorten or lengthen any time period under the Rights Agreement, except that we cannot lengthen the time period governing redemption or lengthen any time period that protects, enhances or clarifies the benefits of holders of Rights other than an acquiring person.

Directors
Our directors are elected by a plurality of the votes cast by shareholders entitled to vote. There is no provision for cumulative voting.
Our board of directors must consist of at least three members. Our amended and restated articles of incorporation provide that the board of directors may only change the number of directors by a vote of not less than two-thirds of the entire board. Directors are elected annually on a staggered basis, and each shall serve for a three-year term and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.

Shareholder Meetings
Under our amended and restated bylaws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside the Marshall Islands. Special meetings may be called for any purpose or purposes at any time by a majority of our board of directors, the chairman of our board of directors or an officer of the Company who is also a director. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting. Shareholders of record holding at least one-third of the shares issued and outstanding and entitled to vote at such meetings, present in person or by proxy, will constitute a quorum at all meetings of shareholders.
Dissenters' Rights of Appraisal and Payment
Under the Marshall Islands Business Corporations Act, or the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of our amended and restated articles of incorporation a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which the Company's shares are primarily traded on a local or national securities exchange.
Shareholders' Derivative Actions
Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.
Limitations on Liability and Indemnification of Officers and Directors
The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors' fiduciary duties.
Our amended and restated bylaws provide that certain individuals, including our directors and officers, are entitled to be indemnified by us to the extent authorized by the BCA, if such individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. We shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, subject to certain conditions. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Anti-takeover Effect of Certain Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws
Several provisions of our amended and restated articles of incorporation and amended and restated bylaws may have anti-takeover effects. These provisions, which are summarized below, are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions could also discourage, delay or prevent (i) the merger or acquisition of our Company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (ii) the removal of incumbent officers and directors.

Blank Check Preferred Stock
Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 25,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.
Classified Board of Directors
Our amended and restated articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.
Election and Removal of Directors
Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our amended and restated articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of two-thirds of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.
Limited Actions by Shareholders
Under the BCA, our amended and restated articles of incorporation and our amended and restated bylaws, any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our amended and restated articles of incorporation and amended and restated bylaws provide that, unless otherwise prescribed by law, only a majority of our board of directors, the chairman of our board of directors or an officer of the Company who is also a director may call special meetings of our shareholders, and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one-year anniversary of the preceding year's annual meeting. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholders' ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.
Registrar and Transfer Agent
The registrar and transfer agent of our common shares is Computershare Trust Company, N.A.
Listing
Our common shares are listed on The Nasdaq Global Select Market under the symbol "DCIX."

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this registration statement or as an exhibit to a report under the Exchange Ac, that will be incorporated by reference into this registration statement or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to this registration statement and/or Exchange Act reports as "subsequent filings." The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.  Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.
We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability of and terms of any guarantees;
•
any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such  redemption or repurchase;

•	any optional or mandatory sinking fund provisions;
•	any conversion or exchangeability provisions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system; and
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities
We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.
Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.
Covenants
Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1)  changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)  reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;
(3)  reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)  waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);
(5)  makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)  makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)  waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
(8)  will be effective against any holder without his consent.
Additionally, certain changes under each indenture will not require the consent of any holders.  These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities. We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC's nominee.
Bearer Global Securities. Debt securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, société anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or
•	currencies.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights. We expect that such terms will include, where applicable:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, common shares (including preferred stock purchase rights), rights or any combination of such securities.  The applicable prospectus supplement will describe the terms of the offered units.  We expect that such terms will include, among others:
•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares, common shares (including preferred stock purchase rights), and rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
We are a Marshall Islands company and our principal executive office is located outside the United States in Greece. A majority of our directors, officers and the experts named in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.
Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
Commission registration fee		$28,975	*
FINRA filing fee		$38,000	*
Nasdaq listing fee	$		**
Legal fees and expenses	$		**
Accounting fees and expenses	$		**
Printing and engraving expenses	$		**
Transfer agent fees and expenses	$		**
Indenture trustee fees and expenses	$		**
Blue sky fees and expenses	$		**
Miscellaneous	$		**
Total	$		**

*	Previously paid.
**	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.
EXPERTS
The consolidated financial statements of Diana Containerships Inc. appearing in the Diana Containerships Inc.'s Annual Report  (Form 20-F) for the year ended December 31, 2016, and the effectiveness of Diana Containerships Inc.'s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young (Hellas) Certified Auditors-Accountants S.A., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors-Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants ("SOEL"), Greece with registration number 107.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission.  This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission.  You may read and copy any document that we file and obtain copies at prescribed rates from the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330.  The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  Our filings are also available on our website at http://www.dcontainerships.com.  The information on our website does not constitute a part of this prospectus.
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•
Our Annual Report on Form 20-F for the year ended December 31, 2016, filed with the Commission on February 16, 2017, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•
Our registration statement on Form 8-A12B, as amended, filed with the Commission on December 30, 2010, registering our common stock and preferred stock purchase rights under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of common stock and/or preferred stock purchase rights contained therein.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filings we incorporate by reference to this prospectus by writing or telephoning us at the following address:
Diana Containerships Inc.
Pendelis 18
175 64 Palaio Faliro
Athens, Greece
(011) 30-216-600-2400
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of The Nasdaq Global Select Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Diana Containerships Inc.
3,000 Series B-1 Convertible Preferred Shares
and Common Shares underlying such Series B-1 Convertible Preferred Shares

Warrants to Purchase 6,500 Series B-1 Convertible Preferred Shares
and 6,500 Series B-1 Convertible Preferred Shares underlying such Warrants and Common Shares underlying such Series B-1 Convertible Preferred Shares